UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) October 30, 2010

SUPERCLICK, INC.
(Name of Small Business Issuer in its charter)

WASHINGTON	52-2219677
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1
(Address of principal executive offices) (Zip Code)

Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (760) 798-1889

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2010, the Board of Directors of Superclick, Inc. (the “Company”) approved the extension of the expiration date of options granted by the Company on October 30, 2006 to purchase 12,825,000 shares of the Company’s common stock, held by Sandro Natale, the Company’s Chief Executive Officer, Jean Perrotti, the Company’s Chief Financial Officer, Enrico Demarin, the Company’s director of technology and Cadilly Consultants, Ltd., an advisor to, and affiliate of, the Company.

Pursuant to the amended option agreements, the new expiration date for the options is October 31, 2012. In addition, the Board of Directors adjusted the exercise price of the options to $0.0504 from the original exercise price of $0.05.

The information contained herein shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCLICK, INC.
(Registrant)

By: /s/ Todd M. Pitcher
 Name: Todd M. Pitcher
 Title: Chairman and Secretary

Dated: November 3, 2010